UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES EXCHANGE ACT OF 1933

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	Not Applicable (IRS Employer Identification No.)
45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9 (Address of Principal Executive Offices) (Zip Code)

KINGSWAY FINANCIAL SERVICES INC. 2013 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                             Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)        Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Kingsway Financial Services Inc. 2013 Equity Incentive Plan Restricted Stock	1,972,345	$3.95 (4)	$7,790,762.75	$1,003.45
Stock Options	655,625	$4.50 (5)	$2,950,312.50	$380.00
Total	2,627,970		$10,741,075.25	$1,383.45

(1) This Registration Statement covers 2,627,970 shares of common stock of Kingsway Financial Services Inc. (the “Company”), no par value (the “Common Stock”), issuable pursuant to the Kingsway Financial Services Inc. 2013 Equity Incentive Plan.

(2) This Registration Statement covers such additional and indeterminate number of shares of Common Stock as may become issuable by reason of stock dividends, stock splits or similar transactions.

(3) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”).

(4) Represents the average of the high and low sale prices per share of Common Stock as reported on the New York Stock Exchange on February 20, 2014.

(5) Represents the price at which the stock options may be exercised by holders thereof.

Part II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the United States Securities and Exchange Commission (“SEC”) (Commission file number 333-188932) by the Company are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 (and the amendment thereto filed June 10, 2013) ,June 30, 2013 and September 30, 2013;

(c)
Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof) of the Company filed with the Commission on April 19, 2013, June 6, 2013, June 11, 2013, August 6, 2013, September 9, 2013, December 27, 2013 and February 4, 2014; and

(d)
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 19, 2003 under Section 12(g) of the Exchange Act, and any amendment or report which we has filed (or will file after the date of this prospectus) for the purpose of updating such description.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities being registered hereby will be passed upon by Norton Rose Fulbright.

Item 6. Indemnification of Directors and Officers.

The Company was organized under the laws of Ontario, Canada and is subject to the Ontario Business Corporations Act (“OBCA”), which provides for indemnification of any directors, officers, former directors, former officers and individuals acting or who acted as directors or officers (or in a similar capacity) of another entity at our request against all costs, charges and expenses reasonably incurred by them for any civil, criminal, administrative or investigative proceeding in which they are involved by reason of being or having been a director or officer. The indemnity includes amounts paid to settle actions or to satisfy judgments. However, we may only indemnify these persons if they acted honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if they had reasonable grounds for believing that their conduct was lawful. The OBCA also provides that we or any of the individuals eligible for indemnification may apply to the court for approval of an indemnity.

We currently have directors’ and officers’ liability insurance policies to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

We have entered into indemnification agreements with current officers and directors, as well as past officers and directors. Among other things, these agreements generally provide that we will indemnify each of these individuals against all fees, charges, disbursements, expenses and losses reasonably incurred by them in connection with any civil, criminal, quasi-criminal, administrative, investigative or other proceedings in connection with service as our director or officer or as a director, officer, trustee, manager, participating member or in any other similar capacity of any other entity to the extent that such person is serving in such capacity at our request (“Indemnified Capacity”). Additionally, we have agreed to indemnify these individuals for expenses they incur solely by reason of their service in an Indemnified Capacity. The indemnity includes amounts paid to settle actions or to satisfy judgments. However, we may only indemnify these persons if they acted honestly and in good faith with a view to our best interests and, in the case of a criminal, quasi-criminal or administrative action, proceeding or hearing that is enforced by a monetary penalty, if they had reasonable grounds for believing that their conduct was lawful. We will have no obligation to indemnify these individuals if a court rules that they are not entitled to indemnification under the agreement.

These indemnification agreements also provide that, upon written request, we will advance expenses to the indemnified individuals within 20 days of such request. We must also maintain in effect a comprehensive liability insurance program, including policies providing coverage for the liability exposures of directors and officers. Such liability insurance coverage will continue for a minimum of six years following the director or officer ceasing to serve in an Indemnified Capacity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibits Description
4.1	Certificate of Amendment to the Articles of Incorporation of Kingsway Financial Services Inc. (included as exhibit 3.1 to the Form 8-K, filed July 6, 2012, and incorporated herein by reference).
4.2	By-law No. 5 of Kingsway Financial Services Inc. (included as exhibit 3.2 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).
4.3
Kingsway Financial Services Inc. 2013 Equity Incentive Plan (included as Schedule B to the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2013, and incorporated herein by reference)

4.4
Specimen Certificate for Common Shares (included as Exhibit 4.1 to Amendment No. 1 on Form S-1 to Registration statement on Form S-3, File No. 333-188932, filed on June 17, 2013, and incorporated herein by reference)

5.1	Legal Opinion of Norton Rose Fulbright Canada LLP / S.E.N.C.R.L., s.r.l.
23.1	Consent of Norton Rose Fulbright Canada LLP / S.E.N.C.R.L., s.r.l. (included in Exhibit 5.1)
23.2	Consent of BDO USA LLP
24.1	Power of Attorney (contained in signature page to this Registration Statement)

Item 9.  Undertakings.

(a)	The Company hereby undertakes:

(1.)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i.)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii.)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii.)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2.)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3.)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Itasca, in the State of Illinois, on February 24, 2014.

February 24, 2014                    KINGSWAY FINANCIAL SERVICES INC.

By:    /S/ LARRY G. SWETS, JR.
Larry G. Swets, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints each of Larry G. Swets, Jr., with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE		TITLE	DATE
By:	/s/ Larry G. Swets, Jr.	President, Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2014
Larry G. Swets, Jr.

By:	/s/ William A. Hickey, Jr.	Executive Vice President, Chief Financial Officer Chief Operating Officer (Principal Financial and Accounting Officer)	February 24, 2014
William A. Hickey, Jr.

By:	/s/ Joseph Stilwell	Director	February 24, 2014
Joseph Stilwell

By:	/s/ Terence Kavanagh	Director	February 24, 2014
Terence Kavanagh

By:	/s/ Gregory P. Hannon	Director	February 24, 2014
Gregory P. Hannon

By:	/s/ Gary Schaevitz	Director	February 24, 2014
Gary Schaevitz

Exhibit Number	Exhibits Description
4.1	Certificate of Amendment to the Articles of Incorporation of Kingsway Financial Services Inc. (included as exhibit 3.1 to the Form 8-K, filed July 6, 2012, and incorporated herein by reference).
4.2	By-law No. 5 of Kingsway Financial Services Inc. (included as exhibit 3.2 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).
4.3
Kingsway Financial Services Inc. 2013 Equity Incentive Plan (included as Schedule B to the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2013, and incorporated herein by reference)

4.4
Specimen Certificate for Common Shares (included as Exhibit 4.1 to Amendment No. 1 on Form S-1 to Registration statement on Form S-3, File No. 333-188932, filed on June 17, 2013, and incorporated herein by reference)

5.1	Legal Opinion of Norton Rose Fulbright Canada LLP / S.E.N.C.R.L., s.r.l.
23.1	Consent of Norton Rose Fulbright Canada LLP / S.E.N.C.R.L., s.r.l. (included in Exhibit 5.1)
23.2	Consent of BDO USA LLP
24.1	Power of Attorney (contained in signature page to this Registration Statement)